SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT (Date of Earliest Event Reported) — October 22, 2009
COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-10352

Delaware	59-2758596

(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039

(Address of principal executive offices)	Zip Code
Registrant’s telephone number, including area code: (973) 994-3999
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 8.01 OTHER EVENTS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
Exhibit Index
EX-1.1
EX-5.1
EX-10.1
EX-10.2
EX-99.1

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On October 22, 2009, Columbia Laboratories, Inc. (the “Company”) entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”) and The Benchmark Company, LLC (“Benchmark”), as placement agents (collectively, the “Placement Agents”), relating to a registered direct offering of 10,900,000 shares of the Company’s common stock, par value $0.01 per share, and warrants to purchase 5,450,000 shares of common stock (the “Offering”). The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.5 shares of common stock (collectively, a “Unit”). Each Unit will be sold at a negotiated price of $1.08 per Unit. The Company will pay the Placement Agents a fee equal to 6.5% of the gross proceeds received by the Company from the Offering (the “Placement Fee”), with 70% of the Placement Fee to be paid to Oppenheimer and 30% of the Placement Fee to be paid to Benchmark. Pursuant to the Placement Agent Agreement, the Placement Agents will use their best efforts to arrange for investors to purchase Units directly from the Company, but the Placement Agents will not purchase any Units from the Company for resale to the public. The Offering is expected to close on or about October 28, 2009.
     A copy of the Placement Agent Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The Placement Agent Agreement contains representations and warranties that the parties made solely for the benefit of each other, in the context of all of the terms and conditions of the agreement. Accordingly, other investors, holders and stockholders may not rely on such representations and warranties. Furthermore, such representations and warranties are made only as of the date of the Placement Agent Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Placement Agent Agreement, and any such changes may not be fully reflected in the Company’s reports or other filings with the Securities and Exchange Commission (the “SEC”).
     The Units offered by the Company in the Offering have been registered under an existing shelf registration statement on Form S-3 (Registration No. 333-155530), which was declared effective by the SEC on December 5, 2008.
     A copy of the opinion of Kaye Scholer LLP relating to the valid issuance of the shares and the shares issuable upon exercise of the warrants is attached hereto as Exhibit 5.1.
     On October 22, 2009, the Company entered into definitive Subscription Agreements with investors in the Offering pursuant to which such investors will purchase 10,900,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) and warrants to purchase 5,450,000 shares of common stock. A copy of the form of Subscription Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
     Under the warrants, the investors participating in the Offering will have the right to purchase 5,450,000 shares of the Company’s common stock (the “Warrants”). Holders of the Warrants may exercise their Warrants at any time commencing on April 30, 2010 through and including 5:00 p.m. New York time on April 30, 2015. The exercise price of the common stock purchasable upon exercise of the Warrants is $1.52 per share, subject to adjustments as set forth in the Warrants in the event of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company) or similar events. A copy of the form of Warrant to Purchase Common Stock is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.
     The net proceeds from the sale of the Units, after deducting the fees of the Placement Agents and $300,000 in other offering expenses, are estimated to be approximately $10.7 million.
ITEM 8.01 OTHER EVENTS
     A copy of the Company’s press release announcing its agreement to sell the Units is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

          (d) Exhibits.

Exhibit No.	Description
1.1	Placement Agent Agreement, dated October 22, 2009, between the Company, Oppenheimer & Co. Inc. and The Benchmark Company, LLC

5.1	Opinion of Kaye Scholer LLP, counsel to the Company

10.1	Form of Subscription Agreement

10.2	Form of Warrant to Purchase Common Stock

23.1	Consent of Kaye Scholer LLP (Contained in Opinion of Kaye Scholer LLP filed as Exhibit 5.1)

99.1	Press release dated October 23, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 23, 2009

COLUMBIA LABORATORIES, INC.
By:	/s/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President — Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
1.1	Placement Agent Agreement, dated October 22, 2009, between the Company, Oppenheimer & Co. Inc. and The Benchmark Company, LLC

5.1	Opinion of Kaye Scholer LLP, counsel to the Company

10.1	Form of Subscription Agreement

10.2	Form of Warrant to Purchase Common Stock

23.1	Consent of Kaye Scholer LLP (Contained in Opinion of Kaye Scholer LLP filed as Exhibit 5.1)

99.1	Press release dated October 23, 2009

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